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                                                                                                [LOGO] COMPUTERSHARE


                                                                                                                   INVESTOR SERVICES

April 6, 2004                                                                                100 University Avenue
                                                                                                 Toronto, Ontario
                                                                                                          M5J 2Y1
To:         Alberta Securities Commission                                                Telephone 1-800-663-9097
            British Columbia Securities Commission                                          www.computershare.com  CANADA
            Manitoba Securities Commission                                                                         Australia
            Office of the Administrator, New Brunswick                                                             Channel Islands
            Securities Commission of Newfoundland and Labrador                                                     Hong Kong
            Nova Scotia Securities Commission                                                                      Germany
            Ontario Securities Commission                                                                          Ireland
            Registrar of Securities, Prince Edward Island                                                          New Zealand
            Commission des valeurs mobilieres du Quebec                                                            Philippines
            Securities Division, Saskatchewan Financial Services Commission                                        South Africa
            Securities Registry, Government of the Northwest Territories                                           United Kingdom
            Registrar of Securities, Government of the Yukon Territories                                           USA
            The Toronto Stock Exchange
            The American Stock Exchange

Dear Sirs:

SUBJECT:     North American Palladium Ltd.

We confirm that the following English material was sent by pre-paid mail on April 5, 2004, to the registered shareholders of Common shares of the subject Corporation:

        1.      Letter to Shareholders
        2.      Audited Annual Financial Statements / Management's Discussion and Analysis


In compliance with regulations made under the Securities Act, we are providing this confirmation to you in our capacity as agent for the subject Corporation.

Yours truly,




("Signed Carol Allen")

Assistant Account Manager Stock
Transfer Services
(416) 263-9688
(416) 981-9800 Fax




c.c. North American Palladium Ltd.
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